                                                                  EXHIBIT 4 (ii)

                                                                      Rev. 11/02

     UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SENIOR NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     IF THIS SENIOR NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE FOLLOWING SHALL BE COMPLETED: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO THIS SENIOR NOTE. THE ISSUE DATE OF THIS SENIOR NOTE IS _____________. THE ISSUE PRICE OF THIS SENIOR NOTE IS _____% OF ITS PRINCIPAL AMOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SENIOR NOTE IS $_________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____%, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS $_____ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, DETERMINED ON THE BASIS OF THE EXACT METHOD.

No. SEN FLR-_______________                                           REGISTERED
CUSIP NO.: _______________


                           THE NORTHERN TRUST COMPANY

                             GLOBAL SENIOR BANK NOTE

                                 (Floating Rate)

ORIGINAL ISSUE DATE:                              PRINCIPAL AMOUNT:
________________                                  _______________

INITIAL BASE RATE: ________%                      MATURITY DATE: ________
INTEREST RATE BASIS: ________                     INDEX MATURITY: _________

SPREAD AND/OR SPREAD MULTIPLIER:                  REGULAR RECORD DATES (If other
______________                                    than the 15th day prior to
                                                  each Interest Payment Date):
                                                  _______________

MAXIMUM INTEREST RATE: ________%                    MINIMUM INTEREST RATE:
                                                    ________%

INTEREST PAYMENT DATES:                             INTEREST PAYMENT PERIOD:
______________                                      _______________

INTEREST RESET DATES:                               INTEREST RESET PERIOD:
______________                                      _______________

INITIAL REDEMPTION DATE:                            ANNUAL REDEMPTION
_______________                                     PERCENTAGE REDUCTION:
                                                    ______________

INITIAL REDEMPTION PERCENTAGE:                      HOLDER'S OPTIONAL REPAYMENT
________%                                           DATE: _______________

ORIGINAL ISSUE DISCOUNT NOTE:                       OID AMOUNT:
     Yes: ______  No: ______                        _______________

OTHER PROVISIONS:                                   CALCULATION AGENT:________
                                                    DEFAULT RATE: ________%

                                                    ALTERNATE RATE EVENT SPREAD:
                                                    ________________

     The Northern Trust Company, an Illinois banking corporation (the "Bank"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified on the face hereof in United States Dollars on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent interest payment date (or, if the Interest Reset Period specified above is daily or weekly, from, and including, the day following the most recent Regular Record Date) to which interest on this Senior Note (or any predecessor Senior Note) has been paid or made available for payment (each, an "Interest Payment Date"), on the Interest Payment Dates specified above and at maturity or upon earlier redemption or repayment, if applicable, commencing on the first Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at a rate per annum equal to the Initial Base Rate specified above, as adjusted by the addition or subtraction of the Spread, if any, specified above and/or by the multiplication by the Spread Multiplier, if any specified above, until the first Interest Reset Date following the Original Issue Date and, on and after such Interest Reset Date, at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the last rate in effect prior to any payment default (or the Default Rate per annum specified above, if such Default Rate is specified above) on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day (as defined below)) before such Interest Payment Date (unless otherwise specified on the face hereof); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable.

     Payment of principal of, and premium, if any, and interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain a paying agent (the "Paying Agent") authorized by the Bank to pay the principal of, and premium, if any, and interest on, this Senior Note on behalf of the Bank and having an office or agency (the "Paying Agent Office") in The City of New York or the City of Chicago, Illinois (the "Place of Payment"), where this Senior Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Senior Note may be served. The Bank has initially appointed itself as such Paying Agent, with the Paying Agent Office currently located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services.

     THIS SENIOR NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THIS SENIOR NOTE IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, IS NOT A DEPOSIT OF, OR GUARANTEED BY, THE BANK, AND IS SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. THIS SENIOR NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT DEPOSITS AND OTHER OBLIGATIONS THAT ARE SUBJECT TO A PRIORITY OR PREFERENCE. UNDER APPLICABLE LAW, CLAIMS OF CERTAIN CREDITORS, INCLUDING HOLDERS OF DEPOSITS IN THE BANK, WOULD BE ENTITLED TO PRIORITY OVER CLAIMS OF UNSECURED GENERAL CREDITORS OF THE BANK, INCLUDING THE HOLDER OF THIS SENIOR NOTE, IN THE EVENT OF A LIQUIDATION OR OTHER RESOLUTION OF THE BANK.

     Payment of the principal of, and premium, if any, and interest on, this Senior Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Senior Note to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Senior Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Senior Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

     This Senior Note is one of a duly authorized issue of Senior Bank Notes due from 30 days to fifteen years from date of issue of the Bank (herein called the "Senior Notes").

     Unless otherwise indicated on the face hereof, if the rate of interest on this Senior Note resets daily, weekly or monthly the Interest Payment Date for this Senior Note will be the third Wednesday of each month or the third Wednesday of March, June, September and December of each year; if the rate of interest on this Senior Note resets quarterly, the Interest Payment Date for this Senior Note will be the third Wednesday of March, June, September and December of each year; if the rate of interest on this Senior Note resets semi-annually, the Interest Payment Date for this Senior Note will be the third Wednesday of each of two months of each year specified on the face hereof that are six months apart; and if the rate of interest on this Senior Note resets annually, the Interest Payment Date for this Senior Note will be the third Wednesday of the month specified on the face hereof. If any Interest Payment Date (unless it is also the Maturity Date) for this Senior Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day; provided, however, that if the Interest Rate Basis specified on the face hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date (unless it is also the Maturity Date) will be the immediately preceding Business Day. If any Maturity Date or date of earlier redemption or repayment of this Senior Note falls on a day that is not a Business Day, the related payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or date of earlier redemption or repayment. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the City of Chicago, Illinois generally are authorized or obligated by law or executive order to close, and with respect to Senior Notes with respect to which the Interest Rate Basis specified on the face hereof is LIBOR, any day on which dealings in U.S. dollars are transacted in the London interbank market (a "London Business Day").

     This Senior Note will not be subject to any sinking fund. If so provided on the face of this Senior Note, this Senior Note may be redeemed by the Bank on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Senior Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Senior Note may be redeemed at any time either in whole or in part from time to time in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the applicable rate borne by this Senior Note to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date by the Bank to the registered holder hereof. Whenever less than all the Senior Notes at any time outstanding are to be redeemed, the terms of the Senior Notes to be so redeemed shall be selected by the Bank. If less than all the Senior Notes with identical terms at any time outstanding are to be redeemed, the Senior Notes to be so redeemed shall be selected by the Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Senior
Note in part only, a new Senior Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Senior Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Senior Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof on the Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Holder's Optional Repayment Date is specified on the face hereof, this Senior Note will not be so repayable at the option of the holder hereof prior to maturity. On any Holder's Optional Repayment Date, this Senior Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least

$250,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Senior Note to be repaid in whole or in part at the option of the holder hereof on a Holder's Optional Repayment Date, this Senior Note must be given, with the form entitled "Option to Elect Repayment" below duly completed, to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675,
Attention: Securities Services, or at such address which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 nor less than 30 days prior to such Holder's Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

     The rate of interest on this Senior Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each such period, an "Interest Reset Period" for this Senior Note, and the first calendar day of an Interest Reset Period, an "Interest Reset Date"), as specified on the face hereof. Unless otherwise indicated on the face hereof, if this Senior Note resets daily, the Interest Reset Date will be each Business Day; if this Senior Note resets weekly and the Interest Rate Basis is not the Treasury Rate, the Interest Reset Date will be the Wednesday of each week; if this Senior Note resets weekly and the Interest Rate Basis is the Treasury Rate, the Interest Reset Date will be the Tuesday of each week (except as provided below); if this Senior Note resets monthly, the Interest Reset Date will be the third Wednesday of each month; if this Senior Note resets quarterly, the Interest Reset Date will be the third Wednesday of March, June, September and December; if this Senior Note resets semi-annually, the Interest Reset Date will be the third Wednesday of each of two months of each year that are six months apart, as specified on the face hereof; and if this Senior Note resets annually, the Interest Reset Date will be the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the base rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Base Rate specified on the face hereof. If any Interest Reset Date with respect to this Senior Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding Business Day, except that in the case that the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     All calculations relating to this Senior Note will be made by the "Calculation Agent." The Bank will serve as Calculation Agent for this Senior Note as of its Original Issue Date, unless otherwise specified on the face hereof. The Bank may appoint a different institution to serve as Calculation Agent from time to time after the Original Issue Date of this Senior Note without the consent of the holder and without notice.

     The Calculation Agent will determine the interest rate that takes effect on an Interest Reset Date by reference to the Interest Determination Date. Unless otherwise specified on the face hereof, (i) if the Interest Rate Basis is not LIBOR or the Treasury Rate, the Interest Determination Date will be the second Business Day before the Interest Reset Date; (ii) if the Interest Rate Basis is LIBOR, the Interest Determination Date will be the second London Business Day (as defined below) preceding the Interest Reset Date; and (iii) if the Interest Rate Basis is the Treasury Rate, the Interest Determination Date will be the day of the week in which the Interest Reset Date falls on which treasury bills - i.e., direct obligations of the U.S. government - would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday but may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following the auction date.

     Unless the Interest Rate is LIBOR, the Calculation Agent will calculate the interest rate that takes effect on a particular Interest Reset Date no later than the corresponding Interest Calculation Date. The Interest Calculation Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the Interest Payment Date or the Maturity Date on which the next payment of interest will be due. The Calculation Agent need not wait until the relevant Interest Calculation Date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

     For each Interest Reset Period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face amount of this Senior Note by an accrued interest factor for the Interest Reset Period. This factor will equal the sum of the interest factors calculated for each day during the Interest Reset Period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate (also expressed as a decimal) applicable to that day (i) by 360, if the Interest Rate Basis is the Commercial Paper Rate, the Prime Rate, LIBOR, the CD Rate or the Federal Funds Rate, or (ii) by the actual number of days in the year, if the Interest Rate Basis is the Treasury Rate or the CMT Rate.

     Upon the request of the holder of this Senior Note, the Calculation Agent will provide such holder with the interest rate then in effect for this Senior Note and, if determined, the interest rate that will become effective on the next Interest Reset Date. The Calculation Agent's determination of any interest rate, and its calculation of the amount of interest for any Interest Reset Period, will be final and binding in the absence of manifest error.

     All percentages resulting from any calculation relating to this Senior Note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. For example, 9.876541% (or ..09876541) would be rounded down to 9.87654% (or .0987654) and 9.876545% (or
..09876545) would be rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to this Senior Note will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or more being rounded upward.

     In determining the Base Rate that applies this Senior Note during a particular Interest Reset Period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the following subsections. Those reference banks and dealers may include the Calculation Agent itself, including the Bank, and its affiliates.

     Except as otherwise provided herein, the rate of interest on this Senior Note for each Interest Reset Date will be the rate determined in accordance with the provisions set forth under the applicable heading below corresponding to the Interest Rate Basis specified on the face hereof. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof and shall not be lower than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon will in no event be greater than the maximum rate permitted by Illinois law, as the same may be modified by United States law of general application.

     Commercial Paper Rate. If the Interest Rate Basis of this Senior Note is the Commercial Paper Rate, this Senior Note will bear interest at a Base Rate equal to the Commercial Paper Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The Commercial Paper Rate will be the Money Market Yield (as defined below) of the rate, for the relevant Interest Determination Date, for commercial paper having the Index Maturity (as defined below) specified on the face of this Senior Note, as published in H.15(519) (as defined below) under the heading "Commercial Paper -- Nonfinancial." If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply:

          (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the rate, for the relevant Interest Determination Date, for commercial paper having the Index Maturity specified on the face of this Senior Note, as published in H.15 Daily Update (as defined below) or another recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Nonfinancial."

          (ii) If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent for U.S. dollar commercial paper that has the relevant Index Maturity and is placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

          (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described above, the Commercial Paper Rate for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     LIBOR. If the Interest Rate Basis of this Senior Note is LIBOR, this Senior Note will bear interest at a Base Rate equal to LIBOR, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof. LIBOR will be the London interbank offered rate for deposits of U.S. dollars. LIBOR will be either
(a) the offered rate appearing on the Telerate LIBOR Page (as defined below) or
(b) the arithmetic mean of the offered rates appearing on the Reuters screen LIBOR Page (as defined below), unless that page by its terms cites only one rate, in which case that rate; in either case, as of 11:00 A.M., London time, on the relevant LIBOR Interest Determination Date, for deposits of U.S. dollars having the relevant Index Maturity beginning on the relevant Interest Reset Date. If no reference page is specified on the face of this Senior Note, the Telerate LIBOR Page will apply. If LIBOR cannot be determined in this manner, the following procedures will apply:

          (i) If the Telerate LIBOR Page applies and the rate described above does not appear on that page, or if the Reuters Screen LIBOR Page applies and fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR Interest Determination Date, at which deposits of U.S. dollars having the relevant Index Maturity, beginning on the relevant Interest Reset Date and in a Representative Amount (as defined below) are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

          (ii) If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of U.S. dollars having the relevant Index Maturity, beginning on the relevant Interest Reset Date and in a Representative Amount to leading European banks quoted, at approximately 11:00 A.M., New York City time, on that LIBOR Interest Determination Date, by three major banks in New York City selected by the Calculation Agent.

          (iii) If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     Treasury Rate. If the Interest Rate Basis of this Senior Note is the Treasury Rate, this Senior Note will bear interest at a Base Rate equal to the Treasury Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The Treasury Rate will be the rate for the auction, on the relevant Treasury Interest Determination Date, of treasury bills having the Index Maturity specified in the on the face of this Senior Note, as that rate appears on Telerate Page (as defined below) 56 or 57 under the heading "Investment Rate." If the Treasury Rate cannot be determined in this manner, the following procedures will apply:

          (i) If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate, for the relevant Interest Determination Date, for the type of treasury bill described above, as published in H.15 Daily Update or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

          (ii)  If the rate described in the prior paragraph does not appear in
     H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the auction rate, for the relevant Treasury Interest Determination Date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

          (iii) If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant Interest Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for the relevant Treasury Interest Determination Date and for treasury bills having a remaining maturity closest to the specified Index Maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills (Secondary Market)."

          (iv) If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the rate, for the relevant Treasury Interest Determination Date and for treasury bills having a remaining maturity closest to the specified Index Maturity, as published in H.15 Daily Update or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills (Secondary Market)."

          (v)   If the rate described in the prior paragraph does not appear in
     H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on the relevant Treasury Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent for the issue of treasury bills with a remaining maturity closest to the specified Index Maturity.

          (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the Treasury Rate in effect for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     CMT Rate. If the Interest Rate Basis of this Senior Note is the CMT Rate, this Senior Note will bear interest at a Base Rate equal to the CMT Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The CMT Rate will be the rate displayed on the Designated CMT Telerate Page (as defined below) under the heading ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Index Maturity (as defined below), as follows:
(a) if the Designated CMT Telerate Page is

Telerate Page 7051, the rate for the relevant Interest Determination Date, or
(b) if the Designated CMT Telerate Page is Telerate Page 7052, the weekly or monthly average, as specified on the face of this Senior Note, for the week that ends immediately before the week in which the relevant Interest Determination Date falls, or for the month that ends immediately before the month in which the relevant Interest Determination Date falls, as applicable. If the CMT Rate cannot be determined in this manner, the following procedures will apply:

          (i) If the applicable rate described above is not displayed on the relevant Designated CMT Telerate Page at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable treasury constant maturity rate described above -- that is, for the Designated CMT Index Maturity and for either the relevant Interest Determination Date or the weekly or monthly average, as applicable -- as published in H.15(519).

          (ii) If the applicable rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the Designated CMT Index Maturity and with reference to the relevant Interest Determination Date, that (a) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and (b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

          (iii) If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent for the most recently issued treasury notes having an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year, and in a Representative Amount. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

          (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent for treasury notes with an original maturity longer than the Designated CMT Index Maturity, with a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative

     Amount. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

          (v) If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

          (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described above, the CMT Rate in effect for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     CD Rate. If the Interest Rate Basis of this Senior Note is the CD Rate, this Senior Note will bear interest at a Base Rate equal to the CD Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The CD Rate will be the rate, on the relevant Interest Determination Date, for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face of this Senior Note, as published in H.15(519) under the heading "CDs (Secondary Market)." If the CD Rate cannot be determined in this manner, the following procedures will apply:

          (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate will be the rate, for the relevant Interest Determination Date, described above as published in H.15 Daily Update or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

          (ii) If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the CD Rate will be the arithmetic mean of the rates offered as of 10:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified Index Maturity, and in a Representative Amount.

          (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described above, the CD Rate in effect for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     Federal Funds Rate. If the Interest Rate Basis of this Senior Note is the Federal Funds Rate, this Senior Note will bear interest at a Base Rate equal to the Federal Funds Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The Federal Funds Rate will be the rate for U.S. dollar federal funds on the relevant Interest Determination Date, as published in H.15(519) under the heading "Federal Funds (Effective)," as that rate is displayed on Telerate Page
120. If the Federal Funds Rate cannot be determined in this manner, the following procedures will apply:

          (i) If the rate described above is not displayed on Telerate Page 120 at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate, for the relevant Interest Determination Date, will be the rate described above as published in H.15 Daily Update or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)."

          (ii) If the rate described above is not displayed on Telerate Page 120 and does not appear in H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

          (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described above, the Federal Funds Rate in effect for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     Prime Rate. If the Interest Rate Basis of this Senior Note is the Prime Rate, this Senior Note will bear interest at a Base Rate equal to the Prime Rate, as adjusted by the Spread or Spread Multiplier, if any, specified on the face hereof.

     The Prime Rate will be the rate, for the relevant Interest Determination Date, published in H.15(519) under the heading "Bank Prime Loan." If the Prime Rate cannot be determined as described above, the following procedures will apply.

          (i) If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Prime Rate will be the rate, for the relevant Interest Determination Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

          (ii) If the rate described above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant Interest Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank appearing on the Reuters Screen US PRIME 1 Page (as defined below) as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant Interest Determination Date.

          (iii) If fewer than four of these rates appear on the Reuters Screen US PRIME 1 Page, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant Interest Determination Date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

          (iv) If fewer than three banks selected by the Calculation Agent are quoting as described above, the Prime Rate for the new Interest Reset Period will be the rate in effect for the prior Interest Reset Period.

     Definitions of Terms Used in Interest Rate Bases. The terms listed below are defined as follows:

     "Bond Equivalent Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                       D x N       x 100
                  ---------------
                   360 - (D x M)

where (i) "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal, (ii) "N" means the number of days in the year, 365 or 366, as the case may be, and (iii) "M" means the actual number of days in the applicable Interest Reset Period.

     "Business Day" means, for purposes of calculating interest on this Senior Note, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and, if the Interest Rate Basis specified on the face hereof is LIBOR, is also a London Business Day.

     "Designated CMT Index Maturity" means the Index Maturity for a Note having as its Interest Rate Basis the CMT Rate and will be the original period to maturity of a U.S. treasury security -- either 1, 2, 3, 5, 7, 10, 20 or 30 years -- specified in the applicable pricing supplement. If no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

     "Designated CMT Telerate Page" means the Telerate Page specified on the face of this Senior Note (if the Interest Rate Basis is the CMT Rate) that displays treasury constant maturities as reported in H.15(519). If no Telerate Page is so specified, then the applicable page will be Telerate Page 7052. If Telerate Page 7052 applies but this Senior Note does not specify whether the weekly or monthly average applies, the weekly average will apply.

     "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15

(519)," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519) available through the world wide web site of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update or any successor site or publication.

     "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified on the face of this Senior Note.

     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

     "Money Market Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                       D x 360     x 100
                  ---------------
                   360 - (D x M)

where (a) "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and (b) "M" means the actual number of days in the relevant Interest Reset Period.

     "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

     "Reuters Screen LIBOR Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for U.S. dollars are displayed.

     "Reuters Screen US PRIME 1 Page" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

     "Telerate LIBOR Page" means Telerate Page 3750 or any replacement page or pages on which London interbank rates of major banks for U.S. dollars are displayed.

     "Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in a Senior Note, or any replacement page or pages on that service.

     References to particular headings on pages designated by the following terms include any successor or replacement heading or headings as determined by the Calculation Agent: CMT Telerate Page, H.15(519), H.15 Daily Update, Reuters Screen LIBOR Page, Reuters Screen US PRIME 1 Page, Telerate LIBOR Page or Telerate Page.

     If this Senior Note is an Original Issue Discount Note and if an Event of Default with respect to the Senior Notes shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Senior Note may be declared due and payable in the manner and with the effect provided herein. The "Default Amount" shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the amount of principal or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank's obligations in respect of the payment of the principal of, and interest or premium, if any, on, this Senior Note shall terminate.

     In case any Senior Note shall at any time become mutilated, destroyed, lost or stolen and such Senior Note or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Bank and such other documents or proof as may be required in the premises) shall be delivered to the Bank, a new Senior Note of like tenor will be issued by the Bank in exchange for the Senior Note so mutilated, or in lieu of the Senior Note so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Senior Note shall be borne by the holder of the Senior Note so mutilated, destroyed, lost or stolen. If any Senior Note which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) upon compliance by the holder thereof with the provisions of this paragraph.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Senior Note, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The occurrence of any of the following events shall constitute an "Event of Default" with respect to this Senior Note: (i) default in the payment of any interest with respect to this Senior Note when due, which continues for 30 days;
(ii) default in the payment of any principal of, or premium, if any, on, this Senior Note when due; (iii) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Senior Note may declare the principal amount of, and accrued interest and premium, if any, on, this Senior Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become due and payable seven calendar days after such notice. Any Event of Default with respect to this Senior Note may be waived by the holder hereof.

     No provision of this Senior Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal, and premium, if any, and interest on, this Senior Note in U.S. dollars at the times, places and rate herein prescribed.

     The Bank shall cause to be kept at the corporate trust office of the Senior Note Registrar designated below a register (the register maintained in such corporate trust office or any other office or agency of the Bank in the Place of Payment herein referred to as the "Senior Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of the Senior Notes and of transfers of the Senior Notes. The Bank is hereby initially appointed "Senior Note Registrar" for the purposes of registering the Senior Notes and transfers of the Senior Notes as herein provided.

     The transfer of this Senior Note is registrable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, the Bank shall not be required to register the transfer of any Senior Note that has been called for redemption during a period beginning at the opening of business fifteen calendar days before the date of mailing of a notice of such redemption and ending at the close of business on the date of such mailing.

     No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Senior Notes are issuable only in registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. Each owner of a beneficial interest in this Senior Note is required to hold a beneficial interest in $250,000 principal amount or any integral multiple of $1,000 in excess thereof of this Senior Note at all times.

     Prior to due presentment of this Senior Note for registration of transfer, the Bank, the Paying Agent or any agent of the Bank or the Paying Agent may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

     All notices to the Bank under this Senior Note shall be in writing and addressed to the Bank at 50 South LaSalle Street, Chicago, Illinois 60675, or to such other address of the Bank as the Bank may notify the holders of the Senior Notes.

     This Senior Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

                                              THE NORTHERN TRUST COMPANY



                                              By:_______________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of the within Senior Note, shall be construed as though they were written out in full according to applicable laws or regulations.

       TEN COM - as tenants in common

       TEN ENT - as tenants by the entireties

       JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -     ____________            Custodian           ____________
                          (Cust)                                      (Minor)
                  under Uniform Gifts to Minors Act

                       __________________________________
                                     (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                   ASSIGNMENT

     FOR VALVE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE




________________________________________________________________________________

                  (Please print or typewrite name and address,
                     including postal zip code, of assignee)

________________________________________________________________________________

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________

to transfer said Senior Note on the books of the Bank, with full power of substitution in the premises.

Dated:____________________________


                                                NOTICE: The signature to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the within Senior Note
                                                in every particular, without
                                                alteration or enlargement or any
                                                change whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Senior Note (or portion hereof specified below) pursuant to its terms and at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at___

(Please print or typewrite name and address of the undersigned)

     For this Senior Note to be repaid, the undersigned must give to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or at such other place or places of which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 days nor less than 30 days prior to the date of repayment, this Senior Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Senior Notes to be issued to the holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not being repaid):

$_______________________

Dated:________________________

                                                NOTICE:  The signature on this
                                                "Option to Elect Repayment" form
                                                must correspond with the name as
                                                written upon the face of the
                                                within Senior Note in every
                                                particular, without alteration
                                                or enlargement or any change
                                                whatsoever.